Exhibit 99.1

Grove Announces Fiscal Third Quarter 2022 Financial Results and Raises Full-Year Guidance

SAN FRANCISCO, CA — November 10, 2022 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), a leading sustainable consumer products company and certified B Corp™, today reported financial results for its fiscal third quarter ended September 30, 2022.

Fiscal Third Quarter 2022 Financial Highlights:

Our financial highlights reflect our continued efforts to eliminate unprofitable revenue and drive improved margins, on a sequential basis, in order to be profitable in 2024.
•Net revenue of $77.7 million, down 2% from the second quarter of 2022, and down 18% year-over-year
•Gross margin of 49.1%, in line with the second quarter of 2022, and down 130 basis points year-over-year
•Net income margin of 9.9%, an improvement from the net loss margin of (44.5)% in the second quarter of 2022 and (39.4)% in the third quarter of 2021
oNet income margin is inclusive of gains on the remeasurement of derivative liabilities.
•Adjusted EBITDA margin(1) of (12.4)%, an improvement from (26.6)% in the second quarter of 2022 and (32.8)% in the third quarter of 2021

(1)Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information. A reconciliation to the most comparable GAAP measure can be found in the tables at the end of this press release.

Stuart Landesberg, Chief Executive Officer of Grove, said, “I am pleased with our third quarter results as we cut our adjusted EBITDA loss by more than half from the second quarter, greatly improving our adjusted EBITDA margin both sequentially and year-over-year. During the quarter, we advanced progress on several key elements of our value creation plan, as we successfully expanded our retail distribution, gained efficiencies on marketing spend, reduced operating costs, and took strides toward improving the user experience on our direct-to-consumer platform, all while navigating macroeconomic headwinds. The steps we took progress us towards our goal of driving profitable growth in 2024, and we are excited about the plans in front of us.”

Landesberg continued, “In light of our strong results to date, which continue to be above our expectations, we are raising guidance for fiscal 2022. However, we are aware that the environment remains challenging and we expect that to factor into our business plans and performance in 2023 and beyond. Consumers continue to battle high inflation while returning to more normalized buying patterns following the height of the pandemic. We expect volatility in the macro environment to persist and costs to remain elevated. While we are cautious as we look ahead to next year, we remain confident in the long term trends toward sustainability, the strength of the Grove brand, and the strategies we have in place to drive sustainable profitable growth.”

Fiscal Third Quarter 2022 Key Business Highlights:

•DTC net revenue per order was $60.63 in the third quarter of 2022, up 7% year-over-year from $56.43 in the third quarter of 2021
•Grove Brand products represented 46.9% of net revenue in the third quarter of 2022, a decrease of 120 basis points from 48.1% in the third quarter of 2021
•In the third quarter, 63% of Grove Brands net revenue came from either zero-plastic, re-usable or refillable and zero plastic waste products, determined as meeting the Company’s Beyond Plastic™ standard, up significantly from 46% in the third quarter of 2021 as Grove’s no- and low-plastic assortment grows and continues to be adopted by customers
•Grove believes that publishing plastic intensity (pounds of plastic sold per $100 in revenue as measured by the Company) enables the Company to hold itself accountable for the pace at which it decouples revenue from its use of plastic
oAcross the Grove.co site and through retail partners, plastic intensity was 1.03 pounds of plastic per $100 in revenue in the third quarter of 2022 as compared to 1.33 in the third quarter of 2021, following the intended trajectory
oAcross all Grove Brands, plastic intensity was 0.85 pounds of plastic per $100 in revenue in the third quarter of 2022 as compared to 1.14 pounds in the third quarter of 2021, as Grove Brands are designed for sustainability

Fiscal Third Quarter 2022 Operational Highlights:

•Executed against four-pronged value creation plan, encompassing:
oImproved marketing efficiency
Achieved efficiencies on lower spend across paid social, linear TV, and performance partnership channels
Continued roll out and optimization of new marketing technology stack to improve targeting
Leveraged and evolved creative featuring Drew Barrymore, originally launched in the second quarter, driving reduced customer acquisition costs in linear and paid social
oOmni-channel expansion
Expanded retail footprint by adding three new retail partners, including first drugstore partnership encompassing 2,200 doors
oNet revenue management
Began testing, implementing, and optimizing net revenue management processes focused on strategic pricing, maximizing category mix, and enhancing promotional sell through
oOperating expense discipline
Executed company-wide reorganization, which included a workforce reduction of approximately 18% of the corporate workforce, to streamline operations and reallocate resources to initiatives that align with the Company’s goal of achieving profitability
Removed additional operating expenses accelerating the reduction in cash burn

Financial Outlook:

Based on performance to date and current expectations, Grove is raising guidance as follows:
For the 12-month period ending December 31, 2022, we expect:
● Net revenue of $313 to $320 million, up from $302.5 to $312.5 million
● Adjusted EBITDA margin(1) of (24.0)% to (26.0)%, up from (27.5)% to (30.5)%

(1) Adjusted EBITDA margin is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information.

Conference Call Information:

The Company will host a conference call to discuss third quarter 2022 financial results and other business updates today, November 10, 2022, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The conference call will be available via live audio webcast on the Company’s investor relations website at investors.grove.co. To participate via telephone, interested parties may dial (877) 413-7205, or (201) 689-8537 if calling internationally. A replay of the call will be available until November 24, 2022 and can be accessed by dialing (877) 660-6853 or (201) 612-7415, access code: 13733984. The webcast will also be available on Grove’s investor relations website for 6 months following the conference call.

About Grove Collaborative Holdings, Inc.

Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 150 high-performing eco-friendly brands of household cleaning, personal care, laundry, clean beauty, baby and pet care products serving millions of households across the U.S. each year. With a flexible monthly delivery model and access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines.
Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., plastic-free, vegan personal care line, Peach Not Plastic, and zero-waste pet care brand, Good Fur, to its exceptional third-party brands — has been thoroughly vetted against Grove’s strict standards to be beautifully effective, supportive of healthy habits, ethically produced and cruelty-free. Grove is a public benefit corporation on a mission to move Beyond Plastic™ and in 2021, entered physical retail for the first time at Target stores nationwide, making sustainable home care products even more accessible. Grove is the first plastic neutral retailer in the world and is committed to being 100% plastic-free by 2025.
For more information, visit www.grove.com.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to,

statements about our ability to achieve profitable growth in 2024, our 2023 business performance, the 2023 financial outlook, and our or our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including revenue growth and financial performance, profitability, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by our management in light of their experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to growing inflation and rising interest rates; and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA and adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with

GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected adjusted EBITDA and adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
We calculate adjusted EBITDA as net loss, adjusted to exclude: (1) stock-based compensation expense; (2) depreciation and amortization; (3) remeasurement of convertible preferred stock warrant liability; (4) changes in fair values of Additional Shares, Earn-out Shares and Public and Private Placement Warrant liabilities; (5) transaction costs allocated to derivative liabilities upon Business Combination; (6) interest expense; (7) provision for income taxes, (8) restructuring expenses and (9) loss on extinguishment on debt. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Grove Collaborative Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$103,791	$78,376
Inventory, net	56,045	54,453
Prepaid expenses and other current assets	7,240	8,104
Total current assets	167,076	140,933
Property and equipment, net	15,390	15,932
Operating lease right-of-use assets	18,628	21,214
Other long-term assets	2,097	4,394
Total assets	$203,191	$182,473
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$13,642	$21,346
Accrued expenses	35,809	20,651
Deferred revenue	10,816	11,267
Operating lease liabilities, current	3,820	3,550
Other current liabilities	863	1,650
Debt, current	28,447	10,750
Total current liabilities	93,397	69,214
Debt, noncurrent	37,773	56,183
Operating lease liabilities, noncurrent	17,089	20,029
Derivative liabilities	27,737	—
Other long-term liabilities	2,160	5,408
Total liabilities	178,156	150,834
Commitments and contingencies
Convertible preferred stock	—	487,918
Stockholders’ equity (deficit):
Common stock	16	1
Additional paid-in capital	590,194	33,863
Accumulated deficit	(565,175)	(490,143)
Total stockholders’ equity (deficit)	25,035	(456,279)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$203,191	$182,473

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net	$77,733	$95,178	$247,491	$296,421
Cost of goods sold	39,566	47,194	127,630	147,179
Gross profit	38,167	47,984	119,861	149,242

Operating expenses:
Advertising	8,668	32,459	59,359	90,611
Product development	5,765	5,586	17,927	16,436
Selling, general and administrative	46,295	46,100	155,160	140,609
Operating loss	(22,561)	(36,161)	(112,585)	(98,414)

Interest expense	2,546	1,213	6,918	3,272
Loss on extinguishment on debt	—	—	—	1,027
Change in fair value of Additional Shares liability	(1,045)	—	970	—
Change in fair value of Earn-Out liability	(28,791)	—	(46,136)	—
Change in fair value of Public and Private Placement Warrants liability	(2,803)	—	(3,983)	—
Other expense, net	(140)	113	4,643	1,157
Interest and other expense (income), net	(30,233)	1,326	(37,588)	5,456
Income (loss) before provision for income taxes	7,672	(37,487)	(74,997)	(103,870)
Provision for income taxes	10	11	35	39
Net income (loss)	$7,662	$(37,498)	$(75,032)	$(103,909)
Net income (loss) per share attributable to common stockholders, basic	$0.05	$(4.24)	$(1.13)	$(12.42)
Net income (loss) per share attributable to common stockholders, diluted	$0.05	$(4.24)	$(1.13)	$(12.42)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	154,995,402	8,837,011	66,393,538	8,366,464
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	166,104,259	8,837,011	66,393,538	8,366,464

Grove Collaborative Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(75,032)	$(103,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Remeasurement of convertible preferred stock warrant liability	(1,616)	1,526
Stock-based compensation	34,348	10,858
Depreciation and amortization	4,291	3,633
Changes in fair value of derivative liabilities	(49,149)	—
Transaction costs allocated to derivative liabilities upon Business Combination	6,873	—
Non-cash interest expense	447	509
Inventory reserve	3,540	1,933
Loss on extinguishment of debt	—	1,027
Other non-cash expenses	170	396
Changes in operating assets and liabilities:
Inventory	(5,132)	(14,819)
Prepaids and other assets	715	(2,081)
Accounts payable	(7,550)	7,400
Accrued expenses	(1,826)	5,431
Deferred revenue	(451)	159
Operating lease right-of-use assets and liabilities	(84)	62
Other liabilities	909	(878)
Net cash used in operating activities	(89,547)	(88,753)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,580)	(4,268)
Net cash used in investing activities	(3,580)	(4,268)

Cash Flows from Financing Activities
Proceeds from issuance of common stock upon Closing of Business Combination	97,100	—
Proceeds from issuance of contingently redeemable convertible common stock	27,500	—
Proceeds from issuance of shares under the ELOC Agreement	138	—
Payment of transaction costs related to the Closing of the Business Combination, the ELOC Agreement and convertible preferred stock issuance costs	(5,358)	(340)
Proceeds from the issuance of debt	—	50,000
Repayment of debt	(865)	(21,523)
Payment of debt issuance costs	(211)	(375)
Payment of debt extinguishment	—	(2,499)
Proceeds from exercise of stock options, net of withholding taxes paid related to common stock issued to employees, and warrants	270	749
Repurchase of common stock	(32)	(297)
Net cash provided by financing activities	118,542	25,715

Net increase (decrease) in cash and cash equivalents	25,415	(67,306)
Cash and cash equivalents at beginning of period	78,376	176,523
Cash and cash equivalents at end of period	$103,791	$109,217

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$7,662	$(37,498)	$(75,032)	$(103,909)
Stock-based compensation	9,814	3,589	34,348	10,858
Depreciation and amortization	1,427	1,296	4,291	3,633
Remeasurement of convertible preferred stock warrant liability	—	218	(1,616)	1,526
Change in fair value of Additional Shares liability	(1,045)	—	970	—
Change in fair value of Earn-Out liability	(28,791)	—	(46,136)	—
Change in fair value of Public and Private Placement Warrants liability	(2,803)	—	(3,983)	—
Transaction costs allocated to derivative liabilities upon Business Combination	200	—	6,873	—
Interest expense	2,546	1,213	6,918	3,272
Restructuring expenses	1,356	—	2,992	—
Loss on extinguishment on debt	—	—	—	1,027
Provision for income taxes	10	11	35	39
Total Adjusted EBITDA	$(9,624)	$(31,171)	$(70,340)	$(83,554)
Net income (loss) margin	9.9%	(39.4)%	(30.3)%	(35.1)%
Adjusted EBITDA margin	(12.4)%	(32.8)%	(28.4)%	(28.2)%

Investor Relations Contact

Alexis Tessier
ir@grove.co

Media Relations Contact

Caroline Zalla
czalla@grove.co
Source: Grove Collaborative Holdings, Inc.